Exhibit A-2

(Unaudited)

Nicor Inc.

Consolidating Balance Sheet

December 31, 2004

(Millions)

	Nicor Inc.	Nicor Gas (a)	Birdsall, Inc. (b)	Nicor Energy Ventures Company (c)	Nicor Solutions, LLC	Nicor Horizon, Inc.	Nicor Purchasing LLC	Tropical Bahamas Ltd.	Nicor Oil and Gas Corporation	Nicor Mining Inc.	Nicor National Inc.	Adjustments and Eliminations	Consolidated
ASSETS

Current assets
Cash and cash equivalents	$—	$0.1	$16.4	$6.4	$	$2.3	$0.1	$—	$7.5	$1.2	$—	$	$12.9
Restricted short-term investments	29.1	—	—	—		—	—	—	—	—	—		29.1
Short-term investments, at cost which approximates market	—	—	40.8	0.4		—	—	—	—	—	—		41.2
Receivables, less allowances	79.0	500.6	42.3	71.6		0.1	0.3	—	—	—	—		583.2
Gas in storage	—	189.0	—	31.6		—	—	—	—	—	—		220.7
Deferred income taxes	24.3	41.5	2.5	4.0		—	—	—	—	—	—		72.3
Other	0.3	33.6	7.3	4.8		—	—	—	—	—	—		61.5

	132.7	764.8	109.3	118.8		2.4	0.4	—	7.5	1.2	—		1,020.9

Investments in continuing subsidiaries	896.7	—	—	—		—	—	—	—	—	—		—

Property, plant and equipment, at cost
Gas distribution	—	3,831.5	—	—		—	—	—	—	—	—		3,831.6
Shipping	—	—	300.8	—		—	—	—	—	—	—		300.8
Other	0.2	—	—	10.7		—	—	—	—	—	—		11.2

	0.2	3,831.5	300.8	10.7		—	—	—	—	—	—		4,143.6
Less accumulated depreciation	0.2	1,415.1	174.9	3.4		—	—	—	—	—	—		1,593.8

	—	2,416.4	125.9	7.3		—	—	—	—	—	—		2,549.8

Prepaid pension costs	—	181.5	—	—		—	—	—	—	—	—		181.5
Long-term investments	4.6	6.0	104.7	3.6		18.7	—	—	—	—	—		137.6
Other assets	0.3	61.3	18.4	5.3		—	—	—	—	—	—		85.4

	$1,034.3	$3,430.0	$358.3	$135.0	$	$21.1	$0.4	$—	$7.5	$1.2	$—	$	$3,975.2

(a)	From Nicor Gas consolidated column on Exhibit A-5.
(b)	From Birdsall, Inc. consolidated column on Exhibit A-8.
(c)	From Nicor Energy Ventures Company consolidated column on Exhibit A-11.

*	This Exhibit A contains confidential information which has been redacted, but filed separately with the Securities and Exchange Commission.

Exhibit A-2

(Unaudited)

Nicor Inc.

Consolidating Balance Sheet

December 31, 2004

(Millions)

	Nicor Inc.	Nicor Gas (a)	Birdsall, Inc. (b)	Nicor Energy Ventures Company (c)	Nicor Solutions, LLC	Nicor Horizon, Inc.	Nicor Purchasing LLC	Tropical Bahamas Ltd.	Nicor Oil and Gas Corporation	Nicor Mining Inc.	Nicor National Inc.	Adjustments and Eliminations	Consolidated
LIABILITIES AND CAPITALIZATION
Current liabilities
Long-term obligations due within one year	$0.2	$0.5	$—	$—	$	$—	$—	$—	$—	$—	$—	$	$0.2
Short-term borrowings	155.1	375.0	22.5	40.4		—	—	—	—	—	0.5		490.0
Accounts payable	21.9	406.0	40.1	63.1		—	0.2	—	—	—	—		502.9
Accrued gas costs	—	68.2	—	—		—	—	—	—	—	—		68.3
Dividends payable	20.5	10.0	—	—		—	—	—	—	—	—		20.5
Obligations related to restricted investments	29.1	—	—	—		—	—	—	—	—	—		29.1
Other	(14.4)	47.3	0.4	3.8		(0.7)	0.1	—	—	—	—		60.4

	212.4	907.0	63.0	107.3		(0.7)	0.3	—	—	—	0.5		1,171.4

Deferred credits and other liabilities
Accrued future removal costs	—	706.4	—	—		—	—	—	—	—	—		706.4
Deferred income taxes	52.5	437.0	97.5	(0.3)		6.6	—	—	—	—	—		593.4
Regulatory income tax liability	—	44.8	—	—		—	—	—	—	—	—		44.8
Unamortized investment tax credits	—	33.8	—	—		—	—	—	—	—	—		33.8
Other	18.5	161.7	3.3	0.8		—	—	—	—	—	—		179.4

	71.0	1,383.7	100.8	0.5		6.6	—	—	—	—	—		1,557.8

Capitalization
Long-term obligations
Long-term bonds and notes	—	495.3	—	—		—	—	—	—	—	—		495.3
Mandatorily redeemable preferred stock	1.6	4.5	—	—		—	—	—	—	—	—		1.6

	1.6	499.8	—	—		—	—	—	—	—	—		496.9

Non-redeemable preferred stock	—	1.4	—	—		—	—	—	—	—	—		—

Common equity
Common stock	110.3	76.2	0.5	8.3		1.0	—	—	0.4	33.9	20.5		110.2
Paid-in capital	5.6	108.1	—	5.8		11.3	—	—	(73.6)	36.6	27.9		5.6
Retained earnings	640.4	455.3	193.7	13.9		2.6	0.1	—	80.7	(69.3)	(48.9)		640.3
Unearned compensation	(0.2)	—	—	—		—	—	—	—	—	—		(0.2)
Accumulated other comprehensive income (loss)	(6.8)	(1.5)	0.3	(0.8)		0.3	—	—	—	—	—		(6.8)

	749.3	638.1	194.5	27.2		15.2	0.1	—	7.5	1.2	(0.5)		749.1

	750.9	1,139.3	194.5	27.2		15.2	0.1	—	7.5	1.2	(0.5)		1,246.0

	$1,034.3	$3,430.0	$358.3	$135.0	$	$21.1	$0.4	$—	$7.5	$1.2	$—	$	$3,975.2

(a)	From Nicor Gas consolidated column on Exhibit A-5.
(b)	From Birdsall, Inc. consolidated column on Exhibit A-8.
(c)	From Nicor Energy Ventures Company consolidated column on Exhibit A-11.

*	This Exhibit A contains confidential information which has been redacted, but filed separately with the Securities and Exchange Commission.